As filed with the Securities and Exchange Commission on August 19, 2013.
Registration No. 333-13929

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Met-Pro Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania	3564	23-1683282
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania  19438
(215) 723-6751
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Raymond J. De Hont
Chief Executive Officer and President
Met-Pro Corporation
160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania  19438
(215) 723-6751
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey H. Nicholas
Fox Rothschild LLP
2000 Market Street, 20th Floor
Philaelphia, Pennsylvania 19103
 (215) 918-3639

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Amendment”), relates to the Registration Statement on Form S-3 (as previously amended, the “Registration Statement”), File No. 333-13929, originally filed by Met-Pro Corporation (the “Company”) with the Securities and Exchange Commission on October 11, 1996, pertaining to the registration of 195,920 common shares of the Company, par value $0.10 per share (“Company Common Stock”), held by the Selling Shareholders identified therein.  The Company has not offered, nor proposed to offer, any shares of Company Common Stock pursuant to the Registration Statement.  The Company hereby amends the Registration Statement to deregister all securities registered under the Registration Statement that remain unsold as of the date of this Amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Harleysville, Commonwealth of Pennsylvania, on August 19, 2013.

MET-PRO CORPORATION

By:	/s/ Raymond J. De Hont
Raymond J. De Hont Chief Executive Officer and President